UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2022

Diversey Holdings, Ltd.

(Exact name of registrant specified in its charter)

Cayman Islands	001-40293	Not applicable
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Altura Road, Suite 125 Fort Mill SC 29708

(Address of principal executive offices, including zip code)

(803)-746-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	DSEY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of Diversey Holdings, Ltd. (the “Company”) appointed Ms. Katherine S. Zanotti to the Board, effective immediately. Ms. Zanotti will serve as a Class II director until the expiration of her term on the date of the Company’s annual general meeting of shareholders in 2023 and until her successor is elected and qualified. Ms. Zanotti will be a member of the Audit Committee and People Resources Committee of the Board.

Ms. Zanotti served as the Chief Executive Officer of Arbonne International a skin care, cosmetic and nutrition company from 2009 to 2018, and President of the Natural Products Group, from 2010 to 2018. Prior to Arbonne, Ms. Zanotti served as Senior Vice President of McDonald's Corporation (NYSE: MCD) from 2002 to 2006. Before joining McDonald’s, Ms. Zanotti held a variety of roles at Procter & Gamble, ultimately as the company’s Vice President and General Manager of its North American pharmaceutical business. Ms. Zanotti currently sits on the boards of Cutera, Inc. (NASDAQ: CUTR) and Exact Sciences Corp (NASDAQ: EXAS), as well as the Board of Trustees of Xavier University. Ms. Zanotti earned a Bachelor of Arts degree in Economics and Studio Fine Arts from Georgetown University and a Masters of Business Administration in Marketing and Finance from the Xavier University.

There are no arrangements or understandings between Ms. Zanotti and any other person pursuant to which Ms. Zanotti was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Zanotti and the Company. In connection with Ms. Zanotti’s service as a member of the Board, she will receive the same compensation paid by the Company to its non-employee directors as disclosed in the Company’s Prospectus filed on March 26, 2021. The compensation of the Company’s directors may be adjusted by the Board from time to time. In addition to this compensation, Ms. Zanotti will enter into the Company’s standard form of indemnification agreement for directors, a copy of which is filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed on March 22, 2021.

Item 7.01	Regulation FD Disclosure.

A copy of a press release announcing Ms. Zanotti’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit#	Description

99.1	Press Release dated March 1, 2022

104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2022	DIVERSEY HOLDINGS, LTD.

	By:	/s/ Philip Wieland
Name: Philip Wieland
Title: Chief Executive Officer